Exhibit 99.1

SMARTFINANCIAL, INC. AND SUBSIDIARY

Report on Consolidated Financial Statements

For the years ended December 31, 2014 and 2013

SmartFinancial, Inc. and Subsidiary

Contents

Page

Independent Auditor's Report	1

Consolidated Financial Statements

Consolidated Balance Sheets	2

Consolidated Statements of Income	3

Consolidated Statements of Comprehensive Income	4

Consolidated Statements of Changes in Stockholders' Equity	5

Consolidated Statements of Cash Flows	6

Notes to Consolidated Financial Statements	7-46

INDEPENDENT AUDITOR’S REPORT

To the Stockholders and Board of Directors

SmartFinancial, Inc.

Pigeon Forge, Tennessee

Report on the Financial Statements

We have audited the accompanying consolidated financial statements of SmartFinancial, Inc. and Subsidiary, which comprise the consolidated balance sheets as of December 31, 2014 and 2013, and the related consolidated statements of income, comprehensive income, changes in stockholders’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of SmartFinancial, Inc. and Subsidiary as of December 31, 2014 and 2013, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Chattanooga, Tennessee

March 5, 2015

SmartFinancial, Inc. and Subsidiary

Consolidated Balance Sheets

December 31, 2014 and 2013

	2014	2013
Assets

Cash and due from banks	$32,386,247	$30,311,013
Interest-bearing deposits	6,643,101	39,682,287
Federal funds sold	7,710,028	9,445,000
Total cash and cash equivalents	46,739,376	79,438,300

Securities available for sale	98,876,498	93,015,832
Restricted investments, at cost	2,090,150	2,024,850
Loans, net of allowance of $3,879,665 in 2014 and $4,135,704 in 2013	359,523,466	310,942,732
Premises and equipment, net	15,939,117	13,863,992
Accrued interest receivable	1,221,006	1,212,748
Foreclosed assets	4,982,913	5,220,606
Core deposit intangible, net	258,242	421,343
Other assets	4,083,187	1,561,642
Total assets	$533,713,955	$507,702,045

Liabilities and Stockholders’ Equity

Deposits
Noninterest-bearing demand deposits	$53,639,741	$67,873,931
Interest-bearing demand deposits	179,835,820	175,199,972
Savings deposits	42,368,697	39,317,140
Time deposits	178,962,822	164,173,432
Total deposits	454,807,080	446,564,475

Accrued interest payable	129,771	128,107
Securities sold under agreement to repurchase	9,758,018	7,615,700
Federal funds purchased	12,000,000	-
Accrued expenses and other liabilities	1,131,299	563,401
Total liabilities	477,826,168	454,871,683

Commitments and contingencies - Notes 2 and 11

Stockholders’ equity
Preferred stock, $1 par value; 12,000 shares authorized; 12,000 shares issued and outstanding in 2014 and 2013	12,000	12,000
Common stock, $1 par value; 8,000,000 shares authorized; 2,965,783 and 2,962,541 shares issued and outstanding in 2014 and 2013, respectively	2,965,783	2,962,541
Additional paid-in capital	42,508,429	42,462,385
Retained earnings	10,704,776	8,992,121
Accumulated other comprehensive loss	(303,201)	(1,598,685)
Total stockholders’ equity	55,887,787	52,830,362
Total liabilities and stockholders’ equity	$533,713,955	$507,702,045

See Notes to Consolidated Financial Statements

SmartFinancial, Inc. and Subsidiary

Consolidated Statements of Income

For the years ended December 31, 2014 and 2013

	2014	2013
Interest and dividend income
Loans, including fees	$18,807,603	$18,597,571
Securities:
Taxable	1,724,874	1,268,551
Tax-exempt	73,618	71,430
Federal funds sold and other	147,307	222,300
Total interest and dividend income	20,753,402	20,159,852
Interest expense
Certificates of deposit $100,000 and over	979,168	1,048,399
Other deposits	1,045,733	1,236,834
Repurchase agreements	11,184	13,980
Borrowings	451	7
Total interest expense	2,036,536	2,299,220
Net interest income	18,716,866	17,860,632
Provision for loan losses	431,885	581,969
Net interest income after provision for loan losses	18,284,981	17,278,663
Noninterest income
Customer service fees	513,139	474,626
Gain on sale of securities	116,130	5,780
Loan origination and settlement fees	177,146	330,195
Other noninterest income	927,119	1,146,390
	1,733,534	1,956,991
Noninterest expenses
Salaries and employee benefits	9,195,480	7,969,555
Occupancy and equipment	2,175,666	1,941,305
Depository insurance	385,888	325,621
Foreclosed asset	802,710	411,574
Advertising	420,048	191,174
Data processing	1,020,845	1,085,449
Professional services	861,758	915,881
Other operating expenses	2,205,872	2,059,732
	17,068,267	14,900,291
Net income before income taxes	2,950,248	4,335,363
Provision for income taxes	1,117,593	1,662,661
Net income	1,832,655	2,672,702
Preferred stock dividends	120,000	120,000
Net income available to common stockholders	$1,712,655	$2,552,702
Basic earnings per share	$0.58	$0.86
Diluted earnings per share	$0.52	$0.77
Weighted average common shares outstanding
Basic	2,963,589	2,962,541
Diluted	3,293,487	3,297,739
Dividends per share	N/A	N/A

See Notes to Consolidated Financial Statements

SmartFinancial, Inc. and Subsidiary

Consolidated Statements of Comprehensive Income

For the years ended December 31, 2014 and 2013

	2014	2013
Net income	$1,832,655	$2,672,702
Other comprehensive income (loss), before tax
Unrealized holding gains (losses) arising during the year, net of tax benefit (expense) of $(848,292) and $1,276,415 in 2014 and 2013, respectively	1,367,148	(2,057,133)
Reclassification adjustment for gains included in net income, net of tax expense of $44,466 and $2,213 in 2014 and 2013, respectively	(71,664)	(3,567)
Total other comprehensive income (loss)	1,295,484	(2,060,700)
Comprehensive income	$3,128,139	$612,002

See Notes to Consolidated Financial Statements

SmartFinancial, Inc. and Subsidiary

Consolidated Statements of Changes in Stockholders’ Equity

For the years ended December 31, 2014 and 2013

							Accumulated
					Additional		Other	Total
	Preferred	Common	Preferred	Common	paid-in	Retained	comprehensive	stockholders’
	shares	shares	stock	stock	capital	earnings	income (loss)	equity
Balance, December 31, 2012	12,000	2,962,541	$12,000	$2,962,541	$42,448,684	$6,439,419	$462,015	$52,324,659
Net income	-	-	-	-	-	2,672,702	-	2,672,702
Other comprehensive loss,
net of tax	-	-	-	-	-	-	(2,060,700)	(2,060,700)
Cash dividend on preferred
stock	-	-	-	-	-	(120,000)	-	(120,000)
Stock-based compensation	-	-	-	-	13,701	-	-	13,701
Balance, December 31, 2013	12,000	2,962,541	12,000	2,962,541	42,462,385	8,992,121	(1,598,685)	52,830,362
Net income	-	-	-	-	-	1,832,655	-	1,832,655
Other comprehensive income,
net of tax	-	-	-	-	-	-	1,295,484	1,295,484
Issuance of common stock	-	3,242	-	3,242	31,420	-	-	34,662
Cash dividend on preferred
stock	-	-	-	-	-	(120,000)	-	(120,000)
Stock-based compensation	-	-	-	-	14,624	-	-	14,624
Balance, December 31, 2014	12,000	2,965,783	$12,000	$2,965,783	$42,508,429	$10,704,776	$(303,201)	$55,887,787

See Notes to Consolidated Financial Statements

SmartFinancial, Inc. and Subsidiary

Consolidated Statements of Cash Flows

For the years ended December 31, 2014 and 2013

	2014	2013
Operating activities
Net income	$1,832,655	$2,672,702
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	951,481	898,569
Provision for loan losses	431,885	581,969
Net amortization (accretion) on securities	724,492	(476,032)
Net accretion of bank acquisition adjustments	(1,444,583)	(1,755,116)
Deferred taxes	(1,288,507)	(2,594,139)
Stock-based compensation	14,624	13,701
Other gains and losses	497,013	192,266
Change in operating assets and liabilities:
Accrued interest receivable	(8,258)	34,438
Other assets	(1,233,038)	803,633
Accrued interest payable	1,663	3,510
Accrued expenses and other liabilities	(235,927)	(1,431,701)
Net cash provided by (used in) operating activities	243,500	(1,056,200)
Investing activities
Purchase of securities available for sale	(27,475,384)	(56,134,757)
Proceeds from sales, calls and maturities of securities available for sale	23,106,066	14,721,944
Purchase of restricted investments	(65,300)	(36,350)
Loan originations and principal collections, net	(48,212,576)	(2,341,842)
Purchase of premises and equipment	(2,852,005)	(4,930,092)
Proceeds from sale of foreclosed assets	257,190	1,747,502
Net cash used in investing activities	(55,242,009)	(46,973,495)
Financing activities
Net increase in deposits	8,242,605	43,401,851
Increase in securities sold under agreement to repurchase	2,142,318	3,419,861
Net proceeds from issuance of common stock	34,662	-
Cash dividend	(120,000)	(120,000)
Increase in federal funds purchased	12,000,000	-
Net cash provided by financing activities	22,299,585	46,701,712
Net decrease in cash and cash equivalents	(32,698,924)	(1,327,983)
Cash and cash equivalents, beginning of year	79,438,300	80,766,283
Cash and cash equivalents, end of year	$46,739,376	$79,438,300
Noncash investing activity:
Cash paid during the year for interest	$2,034,872	$2,295,710
Cash paid during the year for taxes	$3,887,905	$4,625,440
Real estate acquired in settlement of loans	$644,540	$1,354,304

See Notes to Consolidated Financial Statements

SmartFinancial, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

Note 1.	Summary of Significant Accounting Policies

Nature of Business:

SmartFinancial, Inc. (the "Company") is a bank holding company whose principal activity is the ownership and management of its wholly-owned subsidiary, SmartBank (the "Bank"). The Company provides a variety of financial services to individuals and corporate customers through its offices in eastern Tennessee and northeast Florida. The Company's primary deposit products are interest-bearing demand deposits and certificates of deposit. Its primary lending products are commercial, residential, and consumer loans.

Basis of Presentation and Accounting Estimates:

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.

In preparing the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet, and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses, the valuation of foreclosed assets and deferred taxes, other-than-temporary impairments of securities, and the fair value of financial instruments.

The determination of the adequacy of the allowance for loan losses is based on estimates that are particularly susceptible to significant changes in the economic environment and market conditions. In connection with the determination of the estimated losses on loans, management obtains independent appraisals for significant collateral.

The Company's loans are generally secured by specific items of collateral including real property, consumer assets, and business assets. Although the Company has a diversified loan portfolio, a substantial portion of its debtors' ability to honor their contracts is dependent on local economic conditions.

While management uses available information to recognize losses on loans, further reductions in the carrying amounts of loans may be necessary based on changes in local economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the estimated losses on loans. Such agencies may require the Company to recognize additional losses based on their judgments about information available to them at the time of their examination. Because of these factors, it is reasonably possible that the estimated losses on loans may change materially in the near term. However, the amount of the change that is reasonably possible cannot be estimated.

The Company has evaluated subsequent events for potential recognition and/or disclosures in the consolidated financial statements and accompanying notes included in this Annual Report.

SmartFinancial, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

Note 1.	Summary of Significant Accounting Policies, Continued

Cash and Due from Banks and Cash Flows:

For purposes of reporting consolidated cash flows, cash and due from banks includes cash on hand, cash items in process of collection and amounts due from banks. Cash and cash equivalents also includes interest-bearing deposits in banks and federal funds sold. Cash flows from loans, federal funds sold, securities sold under agreements to repurchase and deposits are reported net.

The Bank is required to maintain average balances in cash or on deposit with the Federal Reserve Bank. There were no reserve requirements on December 31, 2014 and 2013.

The Company places its cash and cash equivalents with other financial institutions and limits the amount of credit exposure to any one financial institution. From time to time, the balances at these financial institutions exceed the amount insured by the Federal Deposit Insurance Corporation. The Company has not experienced any losses on these accounts and management considers this to be a normal business risk.

Securities:

Management has classified all securities as available for sale. Securities available for sale are recorded at fair value, with unrealized gains and losses excluded from earnings and reported in other comprehensive income. Purchase premiums and discounts are recognized in interest income using the interest method over the terms of the securities. Gains and losses on the sale of securities are recorded on the trade date and are determined using the specific identification method.

The Company evaluates investment securities for other-than-temporary impairment using relevant accounting guidance specifying that (a) if the Company does not have the intent to sell a debt security prior to recovery and (b) it is more likely than not that it will not have to sell the debt security prior to recovery, the security would not be considered other-than-temporarily impaired unless a credit loss has occurred in the security. If management does not intend to sell the security and it is more likely than not that they will not have to sell the security before recovery of the cost basis, management will recognize the credit component of an other-than- temporary impairment of a debt security in earnings and the remaining portion in other comprehensive income.

Securities borrowed or purchased under agreements to resell and securities loaned or sold under agreements to repurchase are treated as collateralized financial transactions. These agreements are recorded at the amount at which the securities were acquired or sold plus accrued interest. It is the Company's policy to take possession of securities purchased under resale agreements. The market value of these securities is monitored, and additional securities are obtained when deemed appropriate to ensure such transactions are adequately collateralized. The Company also monitors its exposure with respect to securities sold under repurchase agreements, and a request for the return of excess securities held by the counterparty is made when deemed appropriate.

SmartFinancial, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

Note 1.	Summary of Significant Accounting Policies, Continued

Restricted - Investments:

The Company is required to maintain an investment in capital stock of various entities. Based on redemption provisions of these entities, the stock has no quoted market value and is carried at cost. At their discretion, these entities may declare dividends on the stock. Management reviews for impairment based on the ultimate recoverability of the cost basis in these stocks.

Loans:

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off are reported at their outstanding principal balances less deferred fees and costs on originated loans and the allowance for loan losses. Interest income is accrued on the outstanding principal balance. Loan origination fees, net of certain direct origination costs of consumer and installment loans are recognized at the time the loan is placed on the books. Loan origination fees for all other loans are deferred and recognized as an adjustment of the yield over the life of the loan using the straight-line method without anticipating prepayments.

The accrual of interest on loans is discontinued when, in management's opinion, the borrower may be unable to meet payments as they become due, or at the time the loan is 90 days past due, unless the loan is well-secured and in the process of collection. Loans are typically charged off no later than 120 days past due. Past due status is based on contractual terms of the loan. In all cases, loans are placed on nonaccrual or charged-off at an earlier date if collection of principal and interest is considered doubtful. All interest accrued but not collected for loans that are placed on nonaccrual or charged off is reversed against interest income or charged to the allowance, unless management believes that the accrual of interest is recoverable through the liquidation of collateral. Interest income on nonaccrual loans is recognized on the cash basis, until the loans are returned to accrual status. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and the loan has been performing according to the contractual terms for a period of not less than six months.

Acquired Loans:

Acquired loans are those that were acquired on October 19, 2012 when the Bank assumed all the deposits and certain assets of the former Gulf South Private Bank (“Gulf South transaction”). The fair values of acquired loans with evidence of credit deterioration, purchased credit impaired loans (“PCI loans”), are recorded net of a nonaccretable discount and accretable discount. Any excess of cash flows expected at acquisition over the estimated fair value is referred to as the accretable discount and is recognized in interest income over the remaining life of the loan when there is reasonable expectation about the amount and timing of such cash flows. The difference between contractually required payments at acquisition and the cash flows expected to be collected at acquisition is the nonaccretable discount, which is included in the carrying amount of acquired loans. Subsequent decreases to the expected cash flows will generally result in a provision for loan losses. Subsequent increases in cash flows result in a reversal of the provision for loan losses to the extent of prior changes or a reclassification of the difference from nonaccretable to accretable with a positive impact on the accretable discount. Acquired loans are initially recorded at fair value at acquisition date. Accretable discounts related to certain fair value adjustments are accreted into income over the estimated lives of the loans.

SmartFinancial, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

Note 1.	Summary of Significant Accounting Policies, Continued

Acquired Loans (Continued):

The Company accounts for performing loans acquired in the acquisition using the expected cash flows method of recognizing discount accretion based on the acquired loans' expected cash flows. Purchased performing loans are recorded at fair value, including a credit discount. Credit losses on acquired performing loans are estimated based on analysis of the performing portfolio. Such estimated credit losses are recorded as nonaccretable discounts in a manner similar to purchased impaired loans. The fair value discount other than for credit loss is accreted as an adjustment to yield over the estimated lives of the loans. A provision for loan losses is recorded for any deterioration in these loans subsequent to the acquisition.

Allowance for Loan Losses:

The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to expense. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Confirmed losses are charged off immediately. Subsequent recoveries, if any, are credited to the allowance.

The allowance is an amount that management believes will be adequate to absorb estimated losses relating to specifically identified loans, as well as probable credit losses inherent in the balance of the loan portfolio. The allowance for loan losses is evaluated on a regular basis by management and is based upon management's periodic review of the uncollectibility of loans in light of historical experience, the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, current economic conditions that may affect the borrower's ability to pay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available. This evaluation does not include the effects of expected losses on specific loans or groups of loans that are related to future events or expected changes in economic conditions. While management uses the best information available to make its evaluation, future adjustments to the allowance may be necessary if there are significant changes in economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the Company's allowance for loan losses, and may require the Company to make additions to the allowance based on their judgment about information available to them at the time of their examinations.

The allowance consists of specific, general and unallocated components. The specific component relates to loans that are classified as impaired. For impaired loans, an allowance is established when the discounted cash flows, collateral value, or observable market price of the impaired loan is lower than the carrying value of that loan. The general component covers non-impaired loans and is based on a weighted average derived from a combination of the Company's and its peer's historical loss experience adjusted for other qualitative factors. Other adjustments may be made to the allowance for pools of loans after an assessment of internal or external influences on credit quality that are not fully reflected in the historical loss or risk rating data. An unallocated component may be maintained to cover uncertainties that could affect management's estimate of probable losses. The unallocated component of the allowance reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating specific and general losses in the portfolio.

SmartFinancial, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

Note 1.	Summary of Significant Accounting Policies, Continued

Allowance for Loan Losses (Continued):

Loans, for which the terms have been modified at the borrower's request, and for which the borrower is experiencing financial difficulties, are considered troubled debt restructurings and classified as impaired.

A loan is considered impaired when it is probable, based on current information and events, the Company will be unable to collect all principal and interest payments due in accordance with the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest when due. Loans that experience insignificant payment delays and payment shortfalls are not classified as impaired. Impaired loans are measured by either the present value of expected future cash flows discounted at the loan's effective interest rate, the loan's obtainable market price, or the fair value of the collateral if the loan is collateral dependent. Interest on accruing impaired loans is recognized as long as such loans do not meet the criteria for nonaccrual status. Large groups of smaller balance homogeneous loans are collectively evaluated for impairment.

The Company's homogeneous loan pools include consumer real estate loans, commercial real estate loans, construction and land development loans, commercial and industrial loans, and consumer and other loans. The general allocations to these loan pools are based on the historical loss rates for specific loan types and the internal risk grade, if applicable, adjusted for both internal and external qualitative risk factors. The qualitative factors considered by management include, among other factors, (1) changes in local and national economic conditions; (2) changes in asset quality; (3) changes in loan portfolio volume; (4) the composition and concentrations of credit; (5) the impact of competition on loan structuring and pricing; (6) the impact of interest rate changes on portfolio risk and (7) effectiveness of the Company's loan policies, procedures and internal controls. The total allowance established for each homogeneous loan pool represents the product of the historical loss ratio and the total dollar amount of the loans in the pool.

Troubled Debt Restructurings:

The Company designates loan modifications as troubled debt restructurings ("TDRs") when for economic and legal reasons related to the borrower's financial difficulties, it grants a concession to the borrower that it would not otherwise consider. TDRs can involve loans remaining on nonaccrual, moving to nonaccrual, or continuing on accrual status, depending on the individual facts and circumstances of the borrower. In circumstances where the TDR involves charging off a portion of the loan balance, the Company typically classifies these restructurings as nonaccrual.

SmartFinancial, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

Note 1.	Summary of Significant Accounting Policies, Continued

Troubled Debt Restructurings (Continued):

In connection with restructurings, the decision to maintain a loan that has been restructured on accrual status is based on a current, well documented credit evaluation of the borrower's financial condition and prospects for repayment under the modified terms. This evaluation includes consideration of the borrower's current capacity to pay, which among other things may include a review of the borrower's current financial statements, an analysis of global cash flow sufficient to pay all debt obligations, a debt to income analysis, and an evaluation of secondary sources of payment from the borrower and any guarantors. This evaluation also includes an evaluation of the borrower's current willingness to pay, which may include a review of past payment history, an evaluation of the borrower's willingness to provide information on a timely basis, and consideration of offers from the borrower to provide additional collateral or guarantor support. The credit evaluation also reflects consideration of the borrower's future capacity and willingness to pay, which may include evaluation of cash flow projections, consideration of the adequacy of collateral to cover all principal and interest, and trends indicating improving profitability and collectability of receivables.

Restructured nonaccrual loans may be returned to accrual status based on a current, well-documented credit evaluation of the borrower's financial condition and prospects for repayment under the modified terms. This evaluation must include consideration of the borrower's sustained historical repayment for a reasonable period, generally a minimum of six months, prior to the date on which the loan is returned to accrual status.

Premises and Equipment:

Land is carried at cost. Premises and equipment are carried at cost less accumulated depreciation computed on the straight-line method over the estimated useful lives of the assets or the expected terms of the leases, if shorter. Expected terms include lease option periods to the extent that the exercise of such options is reasonably assured. Maintenance and repairs are expensed as incurred while major additions and improvements are capitalized. Gains and losses on dispositions are included in current operations.

Buildings and leasehold improvements	15 - 40 years
Furniture and equipment	3-7 years

Transfer of Financial Assets:

Transfers of financial assets are accounted for as sales, when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Company - put presumptively beyond the reach of the transferor and its creditors, even in bankruptcy or other receivership, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity or the ability to unilaterally cause the holder to return specific assets.

Advertising Costs:

The Company expenses all advertising costs as incurred. Advertising expense was $420,048 and $191,174 for the years ended December 31, 2014 and 2013, respectively.

SmartFinancial, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

Note 1.	Summary of Significant Accounting Policies, Continued

Foreclosed Assets:

Foreclosed assets acquired through, or in lieu of, loan foreclosure are held for sale and are initially recorded at fair value less selling costs. Any write-down to fair value at the time of transfer to foreclosed assets is charged to the allowance for loan losses. Subsequent to foreclosure, valuations are periodically performed by management and the assets are carried at the lower of carrying amount or fair value less costs to sell. Costs of improvements are capitalized, whereas costs relating to holding foreclosed assets and subsequent write-downs to the value are expensed.

Intangible Assets:

Intangible assets consist of core deposit premiums acquired in connection with the Gulf South transaction. The core deposit premium is initially recognized based on a valuation performed as of the consummation date. The core deposit premium is amortized over the average remaining life of the acquired customer deposits, or approximately 4 years. Amortization expense relating to these intangible assets was $163,100 in each of the years ended December 31, 2014 and 2013 and is included in other expenses. The intangible assets were evaluated for impairment as of December 31, 2014, and based on that evaluation it was determined that there was no impairment.

Income Taxes:

The income tax accounting guidance results in two components of income tax expense: current and deferred. Current income tax expense reflects taxes to be paid or refunded for the current period by applying the provisions of the enacted tax law to the taxable income or excess of deductions over revenues. The Company determines deferred income taxes using the liability (or balance sheet) method. Under this method, the net deferred tax asset or liability is based on the tax effects of the differences between the book and tax bases of assets and liabilities, and enacted changes in tax rates and laws are recognized in the period in which they occur.

Deferred income tax expense results from changes in deferred tax assets and liabilities between periods. Deferred tax assets are recognized if it is more likely than not, based on the technical merits, that the tax position will be realized or sustained upon examination. The term more likely than not means a likelihood of more than 50 percent; the terms examined and upon examination also include resolution of the related appeals or litigation processes, if any. A tax position that meets the more-likely-than-not recognition threshold is initially and subsequently measured as the largest amount of tax benefit that has a greater than 50 percent likelihood of being realized upon settlement with a taxing authority that has full knowledge of all relevant information. The determination of whether or not a tax position has met the more-likely-than-not recognition threshold considers the facts, circumstances, and information available at the reporting date and is subject to management's judgment. Deferred tax assets may be reduced by deferred tax liabilities and a valuation allowance if, based on the weight of evidence available, it is more likely than not that some portion or all of a deferred tax asset will not be realized.

SmartFinancial, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

Note 1.	Summary of Significant Accounting Policies, Continued

Stock Compensation Plans:

At December 31, 2014, the Company had options outstanding under two stock-based compensation plans, which are described in more detail in Note 10. The plans have been accounted for under the accounting guidance (FASB ASC 718, Compensation - Stock Compensation) which requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the grant date fair value of the equity or liability instruments issued. The stock compensation accounting guidance covers a wide range of share-based compensation arrangements including stock options, restricted share plans, performance-based awards, share appreciation rights, dividend equivalents and stock or other stock based awards.

The stock compensation accounting guidance requires that compensation cost for all stock awards be calculated and recognized over the employees' service period, generally defined as the vesting period. For awards with graded-vesting, compensation cost is recognized on a straight-line basis over the requisite service period for the entire award. A Black-Scholes model is used to estimate the fair value of stock options, while the market value of the Company's common stock at the date of grant is used for restrictive stock awards and stock grants.

Employee Benefit Plan:

Employee benefit plan costs are based on the percentage of individual employee's salary, not to exceed the amount that can be deducted for federal income tax purposes.

Comprehensive Income:

Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Although certain changes in assets and liabilities, such as unrealized gains and losses on available for sale securities, are reported as a separate component of the equity section of the balance sheet, such items, along with net income, are components of comprehensive income.

Fair Value of Financial Instruments:

Fair values of financial instruments are estimates using relevant market information and other assumptions, as more fully disclosed in Note 14. Fair value estimates involve uncertainties and matters. of significant judgment. Changes in assumptions or in market conditions could significantly affect the estimates.

Recently Issued Accounting Pronouncements:

The following is a summary of recent authoritative pronouncements that could impact the accounting, reporting, and/or disclosure of financial information by the Company.

SmartFinancial, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

Note 1.	Summary of Significant Accounting Policies, Continued

Recently Issued Accounting Pronouncements (Continued):

In January 2014, the Financial Accounting Standards Board (“FASB”) amended the Receivables topic of the Accounting Standards Codification (“ASC”). The amendments are intended to resolve diversity in practice with respect to when a creditor should reclassify a collateralized consumer mortgage loan to other real estate owned (“OREO”). In addition, the amendments require a creditor to reclassify a collateralized consumer mortgage loan to OREO upon obtaining legal title to the real estate collateral, or the borrower voluntarily conveying all interest in the real estate property to the lender to satisfy the loan through a deed in lieu of foreclosure or similar legal agreement. The amendments will be effective for the Company for annual periods beginning after December 15, 2015, with early implementation of the guidance permitted. In implementing this guidance, assets that are reclassified from OREO to loans are measured at the carrying value of the real estate at the date of adoption. Assets reclassified from loans to OREO are measured at the lower of the net amount of the loan receivable or the fair value of the OREO less costs to sell at the date of adoption. The Company will apply the amendments. The Company does not expect these amendments to have a material effect on its financial statements.

In May 2014, the FASB issued guidance to change the recognition of revenue from contracts with customers. The core principle of the new guidance is that an entity should recognize revenue to reflect the transfer of goods and services to customers in an amount equal to the consideration the entity receives or expects to receive. The guidance will be effective for the Company for annual periods beginning after December 15, 2017, and interim periods within annual reporting periods beginning after December 15, 2018. The Company will apply the guidance using a full retrospective approach. The Company does not expect these amendments to have a material effect on its financial statements.

In June 2014, the FASB issued guidance which makes limited amendments to the guidance on accounting for certain repurchase agreements. The new guidance (1) requires entities to account for repurchase-to-maturity transactions as secured borrowings (rather than as sales with forward repurchase agreements), (2) eliminates accounting guidance on linked repurchase financing transactions, and (3) expands disclosure requirements related to certain transfers of financial assets that are accounted for as sales and certain transfers (specifically, repos, securities lending transactions, and repurchase-to-maturity transactions) accounted for as secured borrowings. The amendments will be effective for the Company for annual periods beginning after December 15, 2014, and interim periods beginning after December 15, 2015. The Company will apply the guidance by making a cumulative-effect adjustment to retained earnings as of the beginning of the period of adoption. The Company does not expect these amendments to have a material effect on its financial statements.

In August 2014, the FASB issued guidance that is intended to define management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern and to provide related footnote disclosures. In connection with preparing financial statements, management will need to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued. The amendments will be effective for the Company for annual periods ending after December 15, 2016, and for annual periods and interim periods thereafter. The Company does not expect these amendments to have any effect on its financial statements.

SmartFinancial, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

Note 1.	Summary of Significant Accounting Policies, Continued

Recently Issued Accounting Pronouncements (Continued):

In December 2014, the FASB issued guidance that gives private companies an accounting alternative that will no longer require separate recognition of intangible assets associated with non-compete agreements or certain customer-related intangible assets in a business combination. Generally, the guidance requires the decision to adopt the accounting alternative to be made upon the occurrence of the first transaction within the scope of the guidance in fiscal years beginning after December 15, 2015. Early application is permitted. The Company does not expect these amendments to have any effect on its financial statements.

In January 2015, the FASB issued guidance that eliminated the concept of extraordinary items from U.S. GAAP. Existing U.S. GAAP required that an entity separately classify, present, and disclose extraordinary events and transactions. The amendments will eliminate the requirements for reporting entities to consider whether an underlying event or transaction is extraordinary, however, the presentation and disclosure guidance for items that are unusual in nature or occur infrequently will be retained and will be expanded to include items that are both unusual in nature and infrequently occurring. The amendments are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015. The amendments may be applied either prospectively or retrospectively to all prior periods presented in the financial statements. Early adoption is permitted provided that the guidance is applied from the beginning of the fiscal year of adoption. The Company does not expect these amendments to have any effect on its financial statements

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies are not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

Reclassifications:

Certain captions and amounts in the 2013 financial statements were reclassified to conform with the 2014 presentation.

Note 2.	Merger

The Company and Cornerstone Bancshares, Inc. (“Cornerstone”) (OTCBB: CSBQ, CSBQP), parent company of Cornerstone Community Bank, entered into a definitive agreement to merge, creating a combined company that will operate under the name SmartFinancial, Inc.  While the two holding companies will be combined, the banks will initially remain independent and continue to operate under their respective names in their respective markets.  The Company plans to merge the banks in the future, combining them under the SmartBank name.   Based in Chattanooga, TN, Cornerstone Community Bank currently has five branch locations throughout the Chattanooga Metropolitan Statistical Area (“MSA”).

SmartFinancial, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

Note 2.	Merger, Continued

Under the terms of the agreement, each outstanding share of common stock of SmartFinancial will be converted into 4.20 shares of Cornerstone common stock, subject to adjustment based on an anticipated reverse stock split of Cornerstone’s common stock, which is expected to adjust the ratio to 1.05 shares of Cornerstone common stock for each share of SmartFinancial stock.  Additionally, each outstanding share of SmartFinancial preferred stock will be converted into a share of Cornerstone preferred stock with similar rights and preferences. Current holders of Cornerstone’s preferred stock will be asked to vote on an amendment to Cornerstone’s charter to allow Cornerstone to redeem its outstanding preferred stock prior to the completion of the merger.

The definitive agreement has been unanimously approved by the boards of directors of SmartFinancial and Cornerstone. The merger is subject to regulatory approvals, approval by both companies’ shareholders, and certain other closing conditions, and is expected to close in the first half of 2015.

Note 3.	Securities

The amortized cost and fair value of securities with gross unrealized gains and losses at December 31, 2014 and 2013, are as follows:

	December 31, 2014
		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
U.S. Government-sponsored enterprises (GSEs)	$21,267,024	$44,860	$(205,236)	$21,106,648
Mortgage-backed securities:
GSE residential	70,070,019	370,266	(587,361)	69,852,924
Government National Mortgage Association guaranteed	6,018,969	24,150	(157,415)	5,885,704
Municipal securities	2,011,818	19,404	-	2,031,222
Total securities	$99,367,830	$458,680	$(950,012)	$98,876,498

	December 31, 2013
		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
U.S. Government-sponsored enterprises (GSEs)	$15,853,461	$84,985	$(738,188)	$15,200,258
Mortgage-backed securities:
GSE residential	64,919,885	159,121	(1,573,409)	63,505,597
Government National Mortgage Association guaranteed	10,108,082	71,745	(627,336)	9,552,491
Municipal securities	4,725,046	50,862	(18,422)	4,757,486
Total securities	$95,606,474	$366,713	$(2,957,355)	$93,015,832

SmartFinancial, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

Note 3.	Securities, Continued

The amortized cost and fair value of securities at December 31, 2014, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	Amortized	Fair
	Cost	Value
Due after one year but within five years	$11,291,912	$11,337,540
Due after five years but within ten years	9,986,930	9,832,950
Due after ten years	2,000,000	1,967,380
Mortgage-backed securities	76,088,988	75,738,628
Total	$99,367,830	$98,876,498

The following table shows gross unrealized losses and fair value, aggregated by investment category, and length of time that individual securities have been in a continuous unrealized loss position, at December 31, 2014 and 2013.

	December 31, 2014
	Less Than		Twelve Months
	Twelve Months		or More		Total
		Unrealized		Unrealized		Unrealized
	Fair Value	Losses	Fair Value	Losses	Fair Value	Losses
U.S. Government sponsored Enterprises (GSEs)	$3,305,318	$(10,548)	$9,794,890	$(194,688)	$13,100,208	$(205,236)
Mortgage-backed securities:
GSE residential	-	-	31,236,202	(587,361)	31,236,202	(587,361)
Government National Mortgage Association guaranteed	-	-	5,490,221	(157,415)	5,490,221	(157,415)
Municipal securities	-	-	-	-	-	-
	$3,305,318	$(10,548)	$46,521,313	$(939,464)	$49,826,631	$(950,012)

	December 31, 2013
	Less Than		Twelve Months
	Twelve Months		or More		Total
		Unrealized		Unrealized		Unrealized
	Fair Value	Losses	Fair Value	Losses	Fair Value	Losses
U.S. Government sponsored Enterprises (GSEs)	$10,249,470	$(738,188)	$-	$-	$10,249,470	$(738,188)
Mortgage-backed securities:
GSE residential	45,067,175	(1,203,742)	7,749,433	(369,667)	52,816,608	(1,573,409)
Government National Mortgage Association guaranteed	5,049,013	(308,473)	3,603,584	(318,863)	8,652,597	(627,336)
Municipal securities	1,075,090	(18,422)	-	-	1,075,090	(18,422)
	$61,440,748	$(2,268,825)	$11,353,017	$(688,530)	$72,793,765	$(2,957,355)

SmartFinancial, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

Note 3.	Securities, Continued

U.S. Government-sponsored enterprises: At December 31, 2014, five U.S. GSE securities had unrealized losses with an aggregate depreciation of 1.54% from the Company's amortized cost basis. These unrealized losses related principally to changes in market interest rates. The contractual terms of the investments does not permit the issuer to settle the securities at a price less than the amortized cost bases of the investments. Because the Company does not intend to sell the investments and it is more likely than not that the Company will not be required to sell the investments before recovery of their amortized cost bases, which may be maturity, the Company does not consider these investments to be other-than-temporarily impaired at December 31, 2014.

Mortgage-backed securities: At December 31, 2014, nineteen mortgage-backed securities had unrealized losses with an aggregate depreciation of 1.99% from the Company's amortized cost basis. It is expected that the securities would not be settled at a price less than the amortized cost bases of the investments. Because the decline in market value is attributable to changes in interest rates and not credit quality, and, because the Company does not intend to sell the investments and it is more likely than not that the Company will not be required to sell the investments before recovery of their amortized cost bases, which may be maturity, the Company does not consider these investments to be other-than-temporarily impaired at December 31, 2014.

Sales of available for sale securities for the years ended December 31, 2014 and 2013, were as follows:

	2014	2013
Proceeds	$9,003,601	$1,887,187
Gains realized	212,229	23,061
Losses realized	96,099	17,281

Securities with a carrying value of approximately $92,647,000 and $79,196,000 at December 31, 2014 and 2013, respectively, were pledged to secure various deposits and securities sold under agreements to repurchase.

Note 4.	Loans and Allowance for loan Losses

Portfolio Segmentation:

At December 31, 2014 and 2013, loans consist of the following (in thousands):

	December 31, 2014			December 31, 2013
		All Other			All Other
	PCI Loans	Loans	Total	PCI Loans	Loans	Total
Commercial real estate	$3,102	$190,349	$193,451	$3,969	$155,297	$159,266
Consumer real estate	4,380	77,034	81,414	5,276	76,554	81,830
Construction and land	36	52,469	52,505	489	36,198	36,687
Commercial and industrial	3	34,319	34,322	15	34,607	34,622
Consumer and other	-	2,314	2,314	227	3,263	3,490
Total loans	7,521	356,485	364,006	9,976	305,919	315,895
Less: deferred fees	-	(603)	(603)	-	(816)	(816)
Less: allowance for loan losses	-	(3,880)	(3,880)	(381)	(3,755)	(4,136)
Total loans	$7,521	$352,002	$359,523	$9,595	$301,348	$310,943

SmartFinancial, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

Note 4.	Loans and Allowance for loan Losses, Continued

Portfolio Segmentation (Continued):

The following is a summary of the accretable discount on acquired loans for the years ended December 31, 2014 and 2013 (in thousands):

	2014	2013
Balance at beginning of period	$10,266	$4,684
Reclassification from non-accretable discount and other	(292)	7,672
Accretion	(2,252)	(2,310)
Other changes, net	261	220
Balance at end of period	$7,983	$10,266

For purposes of the disclosures required pursuant to the adoption of ASC 310, the loan portfolio was disaggregated into segments. A portfolio segment is defined as the level at which an entity develops and documents a systematic method for determining its allowance for credit losses. There are five loan portfolio segments that include commercial real estate, consumer real estate, construction and land development, commercial and industrial, and consumer and other.

The following describe risk characteristics relevant to each of the portfolio segments:

Commercial Real Estate: Commercial real estate loans include owner-occupied commercial real estate loans and loans secured by income-producing properties. Owner-occupied commercial real estate loans to operating businesses are long-term financing of land and buildings. These loans are repaid by cash flow generated from the business operation. Real estate loans for income-producing properties such as apartment buildings, office and industrial buildings, and retail shopping centers are repaid from rent income derived from the properties. Loans within this portfolio segment are particularly sensitive to the valuation of real estate.

Consumer Real Estate: Consumer real estate loans include real estate loans secured by first liens, second liens, or open end real estate loans, such as home equity lines. These are repaid by various means such as a borrower's income, sale of the property, or rental income derived from the property. One to four family first mortgage loans are repaid by various means such as a borrower's income, sale of the property, or rental income derived from the property. Loans within this portfolio segment are particularly sensitive to the valuation of real estate.

Construction and Land Development: Loans for real estate construction and development are repaid through cash flow related to the operations, sale or refinance of the underlying property. This portfolio segment includes extensions of credit to real estate developers or investors where repayment is dependent on the sale of the real estate or income generated from the real estate collateral. Loans within this portfolio segment are particularly sensitive to the valuation of real estate.

Commercial and Industrial: The commercial and industrial loan portfolio segment includes commercial, financial, and agricultural loans. These loans include those loans to commercial customers for use in normal business operations to finance working capital needs, equipment purchases, or expansion projects. Loans are repaid by business cash flows. Collection risk in this portfolio is driven by the creditworthiness of the underlying borrower, particularly cash flows from the customers' business operations.

SmartFinancial, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

Note 4.	Loans and Allowance for loan Losses, Continued

Portfolio Segmentation (Continued):

Consumer and Other: The consumer loan portfolio segment includes direct consumer installment loans, overdrafts and other revolving credit loans, and educational loans. Loans in this portfolio are sensitive to unemployment and other key consumer economic measures.

Credit Risk Management:

The Company employs a credit risk management process with defined policies, accountability and routine reporting to manage credit risk in the loan portfolio segments. Credit risk management is guided by credit policies that provide for a consistent and prudent approach to underwriting and approvals of credits. Within the Credit Policy, procedures exist that elevate the approval requirements as credits become larger and more complex. All loans are individually underwritten, risk-rated, approved, and monitored.

Responsibility and accountability for adherence to underwriting policies and accurate risk ratings lies in each portfolio segment. For the consumer real estate and consumer and other portfolio segments, the risk management process focuses on managing customers who become delinquent in their payments. For the other portfolio segments, the risk management process focuses on underwriting new business and, on an ongoing basis, monitoring the credit of the portfolios, including a third party review of the largest credits on an annual basis or more frequently as needed. To ensure problem credits are identified on a timely basis, several specific portfolio reviews occur periodically to assess the larger adversely rated credits for proper risk rating and accrual status.

Credit quality and trends in the loan portfolio segments are measured and monitored regularly. Detailed reports, by product, collateral, accrual status, etc., are reviewed by the Senior Credit Officer and the Directors Loan Committee.

The allowance for loan losses is a valuation reserve allowance established through provisions for loan losses charged against income. The allowance for loan losses, which is evaluated quarterly, is maintained at a level that management deems sufficient to absorb probable losses inherent in the loan portfolio. Loans deemed to be uncollectible are charged against the allowance for loan losses, while recoveries of previously charged-off amounts are credited to the allowance for loan losses. The allowance for loan losses is comprised of specific valuation allowances for loans evaluated individually for impairment, general allocations for pools of homogeneous loans with similar risk characteristics and trends, and an unallocated component that reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating specific and general losses in the portfolio.

The allowance for loan losses related to specific loans is based on management's estimate of potential losses on impaired loans as determined by (1) the present value of expected future cash flows; (2) the fair value of collateral if the loan is determined to be collateral dependent or (3) the loan's observable market price. The Company's homogeneous loan pools include commercial real estate loans, consumer real estate loans, construction and land development loans, commercial and industrial loans, and consumer and other loans. The general allocations to these loan pools are based on the historical loss rates for specific loan types and the internal risk grade, if applicable, adjusted for both internal and external qualitative risk factors.

SmartFinancial, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

Note 4.	Loans and Allowance for loan Losses, Continued

Credit Risk Management (Continued):

The qualitative factors considered by management include, among other factors, (1) changes in local and national economic conditions; (2) changes in asset quality; (3) changes in loan portfolio volume; (4) the composition and concentrations of credit; (5) the impact of competition on loan structuring and pricing; (6) the impact of interest rate changes on portfolio risk and (7) effectiveness of the Company's loan policies, procedures and internal controls. The total allowance established for each homogeneous loan pool represents the product of the historical loss ratio and the total dollar amount of the loans in the pool.

The following tables detail activity in the allowance for loan losses by portfolio segment for the years ended December 31, 2014 and 2013 (in thousands). Activity related to purchased credit impaired loans (“PCI loans”) is shown separately. Allocation of a portion of the allowance to one category of loans does not preclude its availability to absorb losses in other categories.

	December 31, 2014
	Commercial	Consumer	Construction	Commercial
	Real	Real	and Land	and	Consumer
	Estate	Estate	Development	Industrial	and Other	Unallocated	Total
Allowance for loan losses:
(non PCI loans)
Balance, beginning of year	$161	$380	$430	$224	$13	$2,547	$3,755
Provision charged to operating expense	21	496	(154)	148	48	368	927
Recoveries of loans charged off	-	-	-	-	11	-	11
Loans charged off	-	(623)	(7)	(118)	(65)	-	(813)
Balance, end of year	$182	$253	$269	$254	$7	$2,915	$3,880

Allowance for loan losses:
(PCI loans)
Balance, beginning of year	$158	$-	$-	$-	$223	$-	$381
Provision charged to operating expense	(160)	-	-	-	(335)	-	(495)
Recoveries of loans charged off	2	-	-	-	112	-	114
Loans charged off	-	-	-	-	-	-	-
Balance, end of year	$-	$-	$-	$-	$-	$-	$-

Total allowance for loan losses:
Balance, beginning of year	$319	$380	$430	$224	$236	$2,547	$4,136
Provision charged to operating expense	(139)	496	(154)	148	(287)	368	432
Recoveries of loans charged off	2	-	-	-	123	-	125
Loans charged off	-	(623)	(7)	(118)	(65)	-	(813)
Balance, end of year	$182	$253	$269	$254	$7	$2,915	$3,880

SmartFinancial, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

Note 4.	Loans and Allowance for loan Losses, Continued

Credit Risk Management (Continued):

	December 31, 2013
	Commercial	Consumer	Construction	Commercial
	Real	Real	and Land	and	Consumer
	Estate	Estate	Development	Industrial	and Other	Unallocated	Total
Allowance for loan losses:
(non PCI loans)
Balance, beginning of year	$808	$1,195	$796	$530	$107	$255	$3,691
Provision charged to operating expense	(524)	(815)	(359)	(306)	(87)	2,292	201
Recoveries of loans charged off	-	-	10	-	23	-	33
Loans charged off	(123)	-	(17)	-	(30)		(170)
Balance, end of year	$161	$380	$430	$224	$13	$2,547	$3,755

Allowance for loan losses:
(PCI loans)
Balance, beginning of year	$-	$-	$-	$-	$-	$-	$-
Provision charged to operating expense	158	-	-	-	223	-	381
Recoveries of loans charged off	-	-	-	-	-	-	-
Loans charged off	-	-	-	-	-	-	-
Balance, end of year	$158	$-	$-	$-	$223	$-	$381

Total, allowance for loan losses
Balance, beginning of year	$808	$1,195	$796	$530	$107	$255	$3,691
Provision charged to operating expense	(366)	(815)	(359)	(306)	136	2,292	582
Recoveries of loans charged off	-	-	10	-	23	-	33
Loans charged off	(123)	-	(17)	-	(30)	-	(170)
Balance, end of year	$319	$380	$430	$224	$236	$2,547	$4,136

SmartFinancial, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

Note 4.	Loans and Allowance for loan Losses, Continued

Credit Risk Management (Continued):

The composition of loans by primary loan classification as well as impaired and performing loan status at December 31, 2014 and 2013, is summarized in the tables below (in thousands):

	December 31, 2014
			Construction	Commercial
	Commercial	Consumer	and Land	and	Consumer
	Real Estate	Real Estate	Development	Industrial	and Other	Total
Performing loans	$188,169	$71,634	$50,301	$33,781	$2,314	$346,199
Impaired loans	2,180	5,400	2,168	538	-	10,286
	190,349	77,034	52,469	34,319	2,314	356,485
PCI Loans	3,102	4,380	36	3	-	7,521
Total loans	$193,451	$81,414	$52,505	$34,322	$2,314	$364,006

	December 31, 2013
			Construction	Commercial
	Commercial	Consumer	and Land	and	Consumer
	Real Estate	Real Estate	Development	Industrial	and Other	Total
Performing loans	$155,164	$72,310	$33,761	$34,440	$3,263	$298,938
Impaired loans	133	4,244	2,437	167	-	6,981
	155,297	76,554	36,198	34,607	3,263	305,919
PCI loans	3,969	5,276	489	15	227	9,976
Total loans	$159,266	$81,830	$36,687	$34,622	$3,490	$315,895

The following tables show the allowance for loan losses allocation by loan classification for impaired and performing loans as of December 31, 2014 and 2013 (in thousands):

	December 31, 2014
	Commercial	Consumer	Construction	Commercial
	Real	Real	and Land	and	Consumer
	Estate	Estate	Development	Industrial	and Other	Unallocated	Total
Allowance related to:
Performing loans	$182	$250	$209	$83	$7	$2,915	$3,646
Impaired loans	-	3	60	171	-	-	234
	182	253	269	254	7	2,915	3,880
PCI loans	-	-	-	-	-	-	-
Total allowance	$182	$253	$269	$254	$7	$2,915	$3,880

	December 31, 2013
	Commercial	Consumer	Construction	Commercial
	Real	Real	and Land	and	Consumer
	Estate	Estate	Development	Industrial	and Other	Unallocated	Total
Allowance related to:
Performing loans	$161	$244	$208	$96	$13	$2,547	$3,269
Impaired loans	-	136	222	128	-	-	486
	161	380	430	224	13	2,547	3,755
PCI loans	158	-	-	-	223	-	381
Total allowance	$319	$380	$430	$224	$236	$2,547	$4,136

SmartFinancial, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

Note 4.	Loans and Allowance for loan Losses, Continued

Credit Risk Management (Continued):

A description of the general characteristics of the risk grades used by the Company is as follows:

Pass: Loans in this risk category involve borrowers of acceptable-to-strong credit quality and risk who have the apparent ability to satisfy their loan obligations. Loans in this risk grade would possess sufficient mitigating factors, such as adequate collateral or strong guarantors possessing the capacity to repay the debt if required, for any weakness that may exist.

Special Mention: Loans in this risk grade are the equivalent of the regulatory definition of "Other Assets Especially Mentioned" classification. Loans in this category possess some credit deficiency or potential weakness, which requires a high level of management attention. Potential weaknesses include declining trends in operating earnings and cash flows and /or reliance on the secondary source of repayment. If left uncorrected, these potential weaknesses may result in noticeable deterioration of the repayment prospects for the asset or in the Company's credit position.

Substandard: Loans in this risk grade are inadequately protected by the borrower's current financial condition and payment capability or of the collateral pledged, if any. Loans so classified have a well-defined weakness or weaknesses that jeopardize the orderly repayment of debt. They are characterized by the distinct possibility that the Company will sustain some loss if the deficiencies are not corrected.

Doubtful: Loans in this risk grade have all the weaknesses inherent in those classified as substandard, with the added characteristic that the weaknesses make collection or orderly repayment in full, on the basis of current existing facts, conditions and values, highly questionable and improbable. Possibility of loss is extremely high, but because of certain important and reasonably specific factors that may work to the advantage and strengthening of the exposure, its classification as an estimated loss is deferred until its more exact status may be determined.

Uncollectible: Loans in this risk grade are considered to be non-collectible and of such little value that their continuance as bankable assets is not warranted. This does not mean the loan has absolutely no recovery value, but rather it is neither practical nor desirable to defer writing off the loan, even though partial recovery may be obtained in the future. Charge-offs against the allowance for loan losses are taken in the period in which the loan becomes uncollectible. Consequently, the Company typically does not maintain a recorded investment in loans within this category.

SmartFinancial, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

Note 4.	Loans and Allowance for loan Losses, Continued

Credit Risk Management (Continued):

The following tables summarize the risk category of the Company's loan portfolio based upon the most recent analysis performed as of December 31, 2014 and 2013 (in thousands):

Non PCI loans:	December 31, 2014
			Construction	Commercial
	Commercial	Consumer	and Land	and	Consumer
	Real Estate	Real Estate	Development	Industrial	and Other	Total
Pass	$188,113	$71,199	$44,484	$33,781	$2,314	$339,891
Watch	56	226	6,273	-	-	6,555
Special mention	-	-	-	-	-	-
Substandard	2,180	5,609	1,712	538	-	10,039
Doubtful	-	-	-	-	-	-
Total	$190,349	$77,034	$52,469	$34,319	$2,314	$356,485

PCI loans:	December 31, 2014
			Construction	Commercial
	Commercial	Consumer	and Land	and	Consumer
	Real Estate	Real Estate	Development	Industrial	and Other	Total
Pass	$2,358	$3,968	$-	$-	$-	$6,326
Watch	-	309	36	3	-	348
Special mention	-	-	-	-	-	-
Substandard	744	103	-	-	-	847
Doubtful	-	-	-	-	-	-
Total	$3,102	$4,380	$36	$3	$-	$7,521
Total loans	$193,451	$81,414	$52,505	$34,322	$2,314	$364,006

Non PCI loans:	December 31, 2013
			Construction	Commercial
	Commercial	Consumer	and Land	and	Consumer
	Real Estate	Real Estate	Development	Industrial	and Other	Total
Pass	$150,056	$72,310	$33,761	$34,440	$3,263	$293,830
Watch	-	-	-	-	-	-
Special mention	5,108	-	-	-	-	5,108
Substandard	133	4,244	2,437	167	-	6,981
Doubtful	-	-	-	-	-	-
Total	$155,297	$76,554	$36,198	$34,607	$3,263	$305,919

PCI loans:	December 31, 2013
			Construction	Commercial
	Commercial	Consumer	and Land	and	Consumer
	Real Estate	Real Estate	Development	Industrial	and Other	Total
Pass	$-	$-	$-	$-	$-	$-
Watch	-	-	-	-	-	-
Special mention	-	-	-	-	-	-
Substandard	3,969	5,276	489	15	227	9,976
Doubtful	-	-	-	-	-	-
Total	$3,969	$5,276	$489	$15	$227	$9,976
Total loans	$159,266	$81,830	$36,687	$34,622	$3,490	$315,895

SmartFinancial, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

Note 4.	Loans and Allowance for loan Losses, Continued

Past Due Loans:

A loan is considered past due if any required principal and interest payments have not been received as of the date such payments were required to be made under the terms of the loan agreement. Generally, management places loans on non-accrual when there is a clear indication that the borrower's cash flow may not be sufficient to meet payments as they become due, which is generally when a loan is 90 days past due.

The following tables present the aging of the recorded investment in loans and leases as of December 31, 2014 and 2013 (in thousands):

	December 31, 2014
		Past Due
	30-89 Days	90 Days
	Past Due	or More
	and	and		Total Past	PCI	Current	Total
	Accruing	Accruing	Nonaccrual	Due	Loans	Loans	Loans
Commercial real estate	$-	$-	$1,757	$1,757	$3,102	$188,592	$193,451
Consumer real estate	-	-	2,249	2,249	4,380	74,785	81,414
Construction and development	-	-	643	643	36	51,826	52,505
Commercial and industrial	-	-	418	418	3	33,901	34,322
Consumer and other	12	-	-	12	-	2,302	2,314
	$12	$-	$5,067	$5,079	$7,521	$351,406	$364,006

	December 31, 2013
		Past Due
	30-89 Days	90 Days
	Past Due	or More
	and	and		Total Past	PCI	Current	Total
	Accruing	Accruing	Nonaccrual	Due	Loans	Loans	Loans
Commercial real estate	$-	$-	$-	$-	$3,969	$155,297	$159,266
Consumer real estate	75	-	182	257	5,276	76,297	81,830
Construction and development	-	-	624	624	489	35,574	36,687
Commercial and industrial	98	-	-	98	15	34,509	34,622
Consumer and other	5	-	-	5	227	3,258	3,490
	$178	$-	$806	$984	$9,976	$304,935	$315,895

SmartFinancial, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

Note 4.	Loans and Allowance for loan Losses, Continued

Impaired Loans:

A loan held for investment is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due (both principal and interest) according to the terms of the loan agreement.

The following is an analysis of our impaired loan portfolio detailing the related allowance recorded as of and and for the year ended December 31, 2014:

				For the Year Ended
	At December 31, 2014			December 31, 2014
		Unpaid		Average	Interest
	Recorded	Principal	Related	Recorded	Income
	Investment	Balance	Allowance	Investment	Recognized
Impaired loans without a valuation allowance:
Non PCI Loans:
With no related allowance needed:
Commercial real estate	$2,180	$2,180	$-	$1,520	$193
Consumer real estate	5,155	5,692	-	5,289	362
Construction and development	1,086	1,090	-	1,257	54
Commercial and industrial	-	-	-	-	7
Consumer and other	-	-	-	-	-
	8,421	8,962	-	8,066	616

PCI loans:	None in 2014

Impaired loans with a valuation allowance:
Non PCI Loans:
With an allowance recorded:
Commercial real estate	$-	$-	$-	$-	$-
Consumer real estate	245	245	3	294	12
Construction and development	1,082	1,082	60	1,101	82
Commercial and industrial	538	538	171	173	59
Consumer and other	-	-	-	-	-
	1,865	1,865	234	1,568	153
PCI loans:	None in 2014
Total impaired loans	$10,286	$10,827	$234	$9,634	$769

SmartFinancial, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

Note 4.	Loans and Allowance for loan Losses, Continued

Impaired Loans (Continued):

The following is an analysis of our impaired loan portfolio detailing the related allowance recorded as of and for the year ended December 31, 2013:

				For the Year Ended
	At December 31, 2013			December 31, 2013
		Unpaid		Average	Interest
	Recorded	Principal	Related	Recorded	Income
	Investment	Balance	Allowance	Investment	Recognized
Impaired loans without a valuation allowance:
Non PCI Loans:
With no related allowance needed:
Commercial real estate	$133	$133	$-	$134	$7
Consumer real estate	1,291	1,291	-	1,090	125
Construction and development	500	500	-	918	32
Commercial and industrial	-	-	-	-	-
Consumer and other	-	-	-	3	-
	1,924	1,924	-	2,145	164
PCI loans:	None in 2013
Impaired loans with a valuation allowance:
Non PCI Loans:
With an allowance recorded:
Commercial real estate	-	-	-	-	-
Consumer real estate	2,954	2,954	136	1,491	135
Construction and development	1,936	1,936	222	1,984	34
Commercial and industrial	167	167	128	88	4
Consumer and other	-	-	-	-	-
	5,057	5,057	486	3,563	173
PCI Loans:
With an allowance recorded:
Commercial real estate	158	158	158	154	3
Consumer real estate	-	-	-	-	-
Construction and development	-	-	-	-	-
Commercial and industrial	-	-	-	-	-
Consumer and other	227	227	223	205	3
	385	385	381	359	6
Total impaired loans	$7,366	$7,366	$867	$6,067	$343

SmartFinancial, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

Note 4.	Loans and Allowance for loan Losses, Continued

Troubled Debt Restructurings:

At December 31, 2014 and 2013, impaired loans included loans that were classified as Troubled Debt Restructurings ("TDRs"). The restructuring of a loan is considered a TDR if both (i) the borrower is experiencing financial difficulties and (ii) the creditor has granted a concession.

In assessing whether or not a borrower is experiencing financial difficulties, the Company considers information currently available regarding the financial condition of the borrower. This information includes, but is not limited to, whether (i) the debtor is currently in payment default on any of its debt; (ii) a payment default is probable in the foreseeable future without the modification; (iii) the debtor has declared or is in the process of declaring bankruptcy; and (iv) the debtor's projected cash flow is sufficient to satisfy contractual payments due under the original terms of the loan without a modification.

The Company considers all aspects of the modification to loan terms to determine whether or not a concession has been granted to the borrower. Key factors considered by the Company include the debtor's ability to access funds at a market rate for debt with similar risk characteristics, the significance of the modification relative to unpaid principal balance or collateral value of the debt, and the significance of a delay in the timing of payments relative to the original contractual terms of the loan.

The most common concessions granted by the Company generally include one or more modifications to the terms of the debt, such as (i) a reduction in the interest rate for the remaining life of the debt; (ii) an extension of the maturity date at an interest rate lower than the current market rate for new debt with similar risk; (iii) a temporary period of interest-only payments; and (iv) a reduction in the contractual payment amount for either a short period or remaining term of the loan. As of December 31, 2014 and 2013, management had approximately $1,937,000 and $2,699,000, respectively, in loans considered restructured that are not already on nonaccrual. Of the nonaccrual loans at December 31, 2014 and 2103, approximately $3,626,000 and $534,000, respectively, met the criteria for restructured. A loan is placed back on accrual status when both principal and interest are current and it is probable that management will be able to collect all amounts due (both principal and interest) according to the terms of the loan agreement.

SmartFinancial, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

Note 4.	Loans and Allowance for loan Losses, Continued

Troubled Debt Restructurings (Continued):

The following tables present a summary of loans that were modified as troubled debt restructurings during the year ended December 31, 2014 and 2013 (in thousands):

	For the year ended December 31, 2014
		Pre-Modification	Post-Modification
		Outstanding	Outstanding
	Number	Recorded	Recorded
	of Contracts	Investment	Investment
Troubled Debt Restructurings
Commercial real estate	1	$1,757	$1,757
Commercial and industrial	1	52	52
Consumer real estate	3	3,169	3,169

	For the year ended December 31, 2013
		Pre-Modification	Post-Modification
		Outstanding	Outstanding
	Number	Recorded	Recorded
	of Contracts	Investment	Investment
Troubled Debt Restructurings
Commercial real estate	2	$133	$133
Construction and development	2	496	496

The Company did not have any loans that were modified as troubled debt restructurings during the years ended December 31, 2014 and 2013, for which there was a subsequent payment default during the year.

Related Party Loans:

In the ordinary course of business, the Company has granted loans to certain related parties, including directors, executive officers, and their affiliates. The interest rates on these loans were substantially the same as rates prevailing at the time of the transaction and repayment terms are customary for the type of loan. A summary of activity in loans to related parties is as follows:

	2014	2013
Balance, beginning of year	$16,230,000	$13,824,314
Disbursements	4,368,048	5,866,415
Repayments	(1,610,138)	(3,460,729)
Balance, end of year	$18,987,910	$16,230,000

At December 31, 2014, the Company had pre-approved but unused lines of credit totaling approximately $11,838,000 to related parties.

SmartFinancial, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

Note 5.	Premises and Equipment

A summary of premises and equipment at December 31, 2014 and 2013, is as follows:

	2014	2013
Land and land improvements	$3,528,725	$3,253,715
Building and leasehold improvements	11,257,407	6,291,806
Furniture, fixtures and equipment	4,712,978	3,379,873
Construction in progress	351,713	4,131,245
	19,850,823	17,056,639
Accumulated depreciation	(3,911,706)	(3,192,647)
	$15,939,117	$13,863,992

The Company leases several branch locations and also has one ground lease under non-cancelable operating lease agreements. The leases expire between August 2016 and May 2018. Lease expense under the leases was $585,262 and $624,123 in 2014 and 2013, respectively. At December 31, 2014, the remaining minimum lease payments relating to these leases were as follows:

2015	$469,147
2016	322,780
2017	90,200
2018	7,517

Depreciation expense was $788,380 and $735,469 for the years ended December 31, 2014 and 2013, respectively.

Note 6.	Time Deposits

The aggregate amount of time deposits in denominations of $100,000 or more was approximately $111,648,000 and $101,127,000 at December 31, 2014 and 2013, respectively. At December 31, 2014, the scheduled maturities of time deposits are as follows (in thousands):

Less than one year	$106,914
One through three years	53,520
Three through five years	18,529
$178,963

SmartFinancial, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

Note 7.	Intangible Assets

Finite lived intangible assets of the Company represent a core deposit premium recorded upon the purchase of certain assets and liabilities from other financial institutions. The core deposit premium is amortized over approximately four years, the estimated average lives of the deposits acquired, using the straight-line method and is included within other assets on the consolidated balance sheets.

The Company reviews the carrying value of this intangible on an annual basis and on an interim basis if certain events or circumstances indicate that an impairment loss may have been incurred. Management has determined that no impairment has occurred on this asset.

The following table presents information about our core deposit premium intangible asset at December 31:

	2014		2013
	Gross		Gross
	Carrying	Accumulated	Carrying	Accumulated
	Amount	Amortization	Amount	Amortization
Amortized intangible asset:
Core deposit intangible	$625,218	$366,976	$625,218	$203,875

The following table presents information about aggregate amortization expense for 2014 and 2013 and each of the two succeeding fiscal years as follows:

	2014	2013
Aggregate amortization expense of core
deposit premium intangible	$163,101	$163,101

Estimated aggregate amortization expense of the core deposit premium intangible for the year ending December 31:

2015	$163,101
2016	95,141

Note 8.	Securities Sold Under Agreements to Repurchase

Securities sold under repurchase agreements, which are secured borrowings, generally mature within one to four days from the transaction date. Securities sold under repurchase agreements are reflected at the amount of cash received in connection with the transaction. The Company may be required to provide additional collateral based on the fair value of the underlying securities. The Company monitors the fair value of the underlying securities on a daily basis.

At December 31, 2014 and 2013, the Company had securities sold under agreements to repurchase of $9,758,018 and $7,615,700, respectively, with commercial checking customers.

SmartFinancial, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

Note 9.	Income Taxes

Income tax expense in the consolidated statements of income for the years ended December 31, 2014 and 2013, includes the following:

	2014	2013
Current tax expense
Federal	$1,972,600	$3,548,400
State	433,500	708,400
Deferred tax expense (benefit) related to:
Amortization of start-up costs	27,900	27,900
Provision for loan losses	84,200	(175,500)
Depreciation	195,200	32,300
Fair value adjustments	(924,400)	(2,001,500)
Other	(671,407)	(477,339)
Total income tax expense	$1,117,593	$1,662,661

The income tax expense is different from the expected tax expense computed by multiplying income before income tax expense by the statutory income tax rates. The reasons for this difference are as follows:

	2014	2013
Federal income tax expense computed at the statutory rate	$1,003,100	$1,474,000
State income taxes, net of federal tax benefit	126,600	186,000
Other	(12,107)	2,661
Total income tax expense	$1,117,593	$1,662,661

The Company has analyzed the tax positions taken or expected to be taken on its tax returns and concluded it has no liability related to uncertain tax positions in accordance with ASC Topic 740.

The components of the net deferred tax asset as of December 31, 2014 and December 31, 2013, were as follows:

	2014	2013
Deferred tax assets:
Allowance for loan losses	$1,360,800	$1,450,900
Start-up costs	198,900	226,800
Fair value adjustments	1,354,100	429,700
Other	1,115,700	587,500
Total deferred tax assets	4,029,500	2,694,900
Deferred tax liabilities:
Prepaid expenses	61,000	112,200
Accumulated depreciation	603,000	407,800
Other	568,100	685,800
Total deferred tax liabilities	1,232,100	1,205,800
Net deferred tax asset	$2,797,400	$1,489,100

The income tax returns of the Company for 2013, 2012, and 2011 are subject to examination by the federal and state taxing authorities, generally for three years after they were filed.

SmartFinancial, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

Note 10.	Employee Benefit Plans

401(k) Plan:

The Company provides a deferred salary reduction plan (“Plan”) under Section 401 (k) of the Internal Revenue Code covering substantially all employees who have completed at least one year of service. The Company matches 100 percent of employee contributions up to 3 percent of compensation and 50 percent of employee contributions on the next 2 percent of compensation. The Company's contribution to the Plan was $163,509 in 2014 and $197,493 in 2013.

Stock Option Plans:

The Company has two stock option plans administered by the Board of Directors. These plans are described below:

SmartBank Stock Option Plan - This plan provides for both incentive stock options and nonqualified stock options. The maximum number of common shares that can be sold or optioned under the plan is 500,000 shares. Under the plan, the exercise price of each option shall not be less than 100 percent of the fair market value of the common stock on the date of grant.

SmartFinancial, Inc. 2010 Incentive Plan - This plan provides for both incentive stock options and nonqualified stock options, stock appreciation rights, restricted stock, performance awards, dividend equivalents and stock or other stock-based awards. The maximum number of common shares that can be sold or optioned under the plan is 500,000 shares. Under the plan, the exercise price of each option shall not be less than 100 percent of the fair market value of the common stock on the date of grant.

The Company granted to the organizers, who each contributed to the organizational expense fund of the Bank during its organizational stage, options to purchase 257,337 shares of the Company's common stock at a range of prices from $10.00 to $11.00 per share. These options vested upon issuance and have a ten year contractual maturity. The fair value of these organizer options as calculated under the fair value recognition provisions of ASC Topic 718, is a capital transaction and has no effect on net income of the Company.

In addition, the Company has granted to key officers and employees incentive stock options to purchase 226,292 shares of the Company's common stock at a range of prices from $10.00 to $15.00. These options vest in equal amounts over a period of five years and have a ten year contractual term.

A summary of activity in the stock option plans for the years ended December 31, 2014 and 2013, is as follows:

	2014		2013
		Weighted		Weighted
		Average		Average
		Exercise		Exercise
	Shares	Price	Shares	Price

Outstanding at beginning of year	487,431	$10.21	498,687	$10.30
Exercised	(3,242)	10.69	-	-
Forfeited	(560)	11.00	(11,256)	14.46
Outstanding at end of year	483,629	10.20	487,431	10.21

SmartFinancial, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

Note 10.	Employee Benefit Plans, Continued

Stock Option Plans (Continued):

Information pertaining to options outstanding at December 31, 2014, is as follows:

	Options Outstanding			Options Exercisable
		Weighted-
		Average	Weighted-		Weighted-
	Number	Remaining	Average	Number	Average
	Outstanding	Contractual	Exercise	Exercisable	Exercise
Exercise Prices	at 12/31/14	Life	Price	at 12/31/14	Price
$10.00	398,000	2.2 years	$10.00	398,000	$10.00
15.00	1,500	3.3 years	15.00	1,500	15.00
11.00	79,129	3.2 years	11.00	73,771	11.00
12.25	5,000	6.1 years	12.25	3,000	12.25
Outstanding, end of year	483,629	2.4 years	10.20	476,271	10.18

The Company recognized stock-based compensation expense of $14,624 and $13,701 for the years ended December 31, 2014 and 2013, respectively. The total fair value of shares underlying the options which vested during the years ended December 31, 2014 and 2013, was $103,800 and $108,282, respectively. There were no income tax benefits recognized for the exercise of options for the years ended December 31, 2014 and 2013.

The intrinsic value of options exercised during the year ended December 31, 2014 was $13,968. Cash received from options exercised under all share-based payment arrangements for the year ended December 31, 2014, was $34,662. There were no options exercised for the year ended December 31, 2013.

Information related to non-vested options for the year ended December 31, 2014, is as follows:

		Weighted
		Average
		Grant-Date
Nonvested Shares	Shares	Fair Value
Nonvested at beginning of year	14,838	$2.15
Granted	-	-
Vested	(6,920)	2.15
Forfeited	(560)	2.12
Nonvested at end of year	7,358	2.16

As of December 31, 2014 and 2013, there was $5,912 and $20,536, respectively, of total unrecognized compensation cost related to nonvested stock-based compensation arrangements granted under the Plans. The cost is expected to be recognized over a weighted-average period of two years.

SmartFinancial, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

Note 11.	Commitments and Contingencies

Loan Commitments:

The Company is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Such commitments involve, to varying degrees, elements of credit risk and interest rate risk in excess of the amount recognized in the balance sheets. The majority of all commitments to extend credit and standby letters of credit are variable rate instruments.

The Company's exposure to credit loss is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments as it does for on-balance sheet instruments.

A summary of the Company’s commitments is as follows as of December 31, 2014 and 2013:

	2014	2013
Commitments to extend credit	$64,014,000	$50,905,000
Financial standby letters of credit	825,000	744,000
Performance standby letters of credit	554,000	658,000
	$65,393,000	$52,307,000

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management's credit evaluation of the customer. Collateral held varies, but may include accounts receivable, inventory, property and equipment, residential real estate, and income-producing commercial properties.

Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Those letters of credit are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers. Collateral held varies and is required in instances which the Company deems necessary.

At December 31, 2014 and 2013, the carrying amount of liabilities related to the Company's obligation to perform under standby letters of credit was insignificant. The Company has not been required to perform on any standby letters of credit, and the Company has not incurred any losses on standby letters of credit for the years ended December 31, 2014 and 2013.

Contingencies:

In the normal course of business, the Company may become involved in various legal proceedings. In the opinion of management, any liability resulting from such proceedings would not have a material effect on the Company's financial statements.

SmartFinancial, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

Note 12.	Regulatory Matters

The Bank is subject to certain restrictions on the amount of dividends that may be declared without prior regulatory approval. At December 31, 2014, approximately $4,746,000 of retained earnings were available for dividend declaration without regulatory approval.

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of its assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. Capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors. Prompt corrective action provisions are not applicable to bank holding companies.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios of total and Tier I capital to risk-weighted assets, as defined, and of Tier I capital to average assets, as defined.

During 2013, the Federal Reserve released final United States Basel III regulatory capital rules implementing the global regulatory capital reforms of Basel III and certain changes required by the Dodd-Frank Wall Street Reform and Consumer Protection Act. The FDIC and OCC also approved the final rule during 2013. The rule applies to all banking organizations that are currently subject to regulatory capital requirements, as well as certain savings and loan holding companies. The rule strengthens the definition of regulatory capital, increases risk-based capital requirements, and makes selected changes to the calculation of risk-weighted assets. The rule becomes effective January 1, 2015, for the Bank and most banking organizations subject to a transition period for several aspects of the rule including the new minimum capital ratio requirements, the capital conservation buffer, and the regulatory capital adjustments and deductions. Management believes, as of December 31, 2014 and 2013, that the Bank met all capital adequacy requirements to which it is subject.

As of December 31, 2014, the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the following tables. There are no conditions or events since that notification that management believes have changed the Bank's category.

SmartFinancial, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

Note 12.	Regulatory Matters, Continued

The following table summarizes the capital amounts and ratios of the Bank and the regulatory minimum requirements at December 31, 2014 and 2013:

					To Be Well-
					Capitalized Under
			For Capital		Prompt Corrective
(Dollars in thousands)	Actual		Adequacy Purposes		Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
December 31, 2014
Total risk-based capital (to risk-weighted assets)	$59,088	14.7%	$32,085	8.00%	$40,106	10.00%
Tier 1 capital (to risk-weighted assets)	55,457	13.8%	16,042	4.00%	24,064	6.00%
Tier 1 capital (to average assets)	55,457	10.8%	20,475	4.00%	25,594	5.00%

December 31, 2013
Total risk-based capital (to risk-weighted assets)	$57,236	16.9%	$27,189	8.00%	$33,986	10.00%
Tier 1 capital (to risk-weighted assets)	53,101	15.6%	13,595	4.00%	20,392	6.00%
Tier 1 capital (to average assets)	53,101	10.7%	19,932	4.00%	24,915	5.00%

Note 13.	Concentrations of Credit Risk

The Company originates primarily commercial, residential, and consumer loans to customers in eastern Tennessee and northwest Florida. The ability of the majority of the Company's customers to honor their contractual loan obligations is dependent on the economy in these areas.

Ninety percent of the Company's loan portfolio is concentrated in loans secured by real estate, of which a substantial portion is secured by real estate in the Company's primary market areas. Commercial real estate, including commercial construction loans, represented 68 percent of the loan portfolio at December 31, 2014, and 62 percent of the loan portfolio at December 31, 2013. Accordingly, the ultimate collectability of the loan portfolio and recovery of the carrying amount of foreclosed assets is susceptible to changes in real estate conditions in the Company's primary market areas. The other concentrations of credit by type of loan are set forth in Note 4.

The Company, as a matter of policy, does not generally extend credit to any single borrower or group of related borrowers in excess of 25% of statutory capital, or approximately $13,929,000.

Note 14.	Fair Value of Assets and Liabilities

Determination of Fair Value:

The Company uses fair value measurements to record fair value adjustments to certain assets and liabilities and to determine fair value disclosures. In accordance with Fair Value Measurements and Disclosures topic (FASB ASC 820), the fair value of a financial instrument is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value is best determined based upon quoted market prices. However, in many instances, there are no quoted market prices for the Company's various financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate settlement of the instrument.

SmartFinancial, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

Note 14.	Fair Value of Assets and Liabilities, Continued

Determination of Fair Value (Continued):

The fair value guidance provides a consistent definition of fair value, which focuses on exit price in an orderly transaction (that is, not a forced liquidation or distressed sale) between market participants at the measurement date under current market conditions. If there has been a significant decrease in the volume and level of activity for the asset or liability, a change in valuation technique or the use of multiple valuation techniques may be appropriate. In such instances, determining the price at which willing market participants would transact at the measurement date under current market conditions depends on the facts and circumstances and requires the use of significant judgment. The fair value is a reasonable point within the range that is most representative of fair value under current market conditions.

Fair Value Hierarchy:

In accordance with this guidance, the Company groups its financial assets and financial liabilities generally measured at fair value in three levels, based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value.

Level 1 - Valuation is based on quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 assets and liabilities generally include debt and equity securities that are traded in an active exchange market. Valuations are obtained from readily available pricing sources for market transactions involving identical assets or liabilities.

Level 2 - Valuation is based on inputs other than quoted prices included within Level I that are observable for the asset or liability, either directly or indirectly. The valuation may be based on quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the asset or liability.

Level 3 - Valuation is based on unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. Level 3 assets and liabilities include financial instruments whose value is determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which determination of fair value requires significant management judgment or estimation.

A financial instrument's categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

The following methods and assumptions were used by the Company in estimating fair value disclosures for financial instruments:

Cash and Due From Banks and Interest-bearing Deposits: For cash and due from banks and interest-bearing deposits, the carrying amount is a reasonable estimate of fair value based on the short-term nature of the assets.

SmartFinancial, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

Note 14.	Fair Value of Assets and Liabilities, Continued

Fair Value Hierarchy (Continued):

Federal Funds Sold and Federal Funds Purchased: For federal funds sold, the carrying amount is a reasonable estimate of the fair value.

Securities: Where quoted prices are available in an active market, management classifies the securities within Level 1 of the valuation hierarchy. If quoted market prices are not available, management estimates fair values using pricing models and discounted cash flows that consider standard input factors such as observable market data, benchmark yields, interest rate volatilities, broker/dealer quotes, and credit spreads. Examples of such instruments, which would generally be classified within Level 2 of the valuation hierarchy, including GSE obligations, corporate bonds, and other securities. Mortgage-backed securities are included in Level 2 if observable inputs are available. In certain cases where there is limited activity or less transparency around inputs to the valuation, management classifies those securities in Level 3.

Restricted Investments: For restricted investments, the carrying amount is a reasonable estimate of fair value based on the redemption provisions of the restrictive entities.

Loans: For variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values. Fair value for fixed rate loans are estimated using discounted cash flow analyses, using market interest rates for comparable loans. Fair values for nonperforming loans are estimated using discounted cash flow analyses or underlying collateral values, where applicable.

Deposits: The fair values disclosed for demand deposits (for example, interest and noninterest checking, savings, and certain types of money market accounts) are, by definition, equal to the amount payable on demand at the reporting date (that is, their carrying amounts). Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies market interest rates on comparable instruments to a schedule of aggregated expected monthly maturities on time deposits.

Securities Sold Under Agreement to Repurchase: The carrying value of these liabilities approximates their fair value.

Accrued Interest: The carrying amounts of accrued interest approximate fair value.

SmartFinancial, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

Note 14.	Fair Value of Assets and Liabilities, Continued

Fair Value Hierarchy (Continued):

The table below presents the recorded amount of assets measured at fair value on a recurring basis.

		Quoted Prices in	Significant	Significant
		Active Markets	Other	Other
	Balance as of	for Identical	Observable	Unobservable
	December 31,	Assets	Inputs	Inputs
	2014	Level 1	Level 2	Level 3
Securities available for sale:
U.S. Government-sponsored enterprises (GSEs)	$21,106,648	$-	$21,106,648	$-
Mortgage-backed securities:
GSE Residential	69,852,924	-	69,852,924	-
Government National Mortgage Association guaranteed	5,885,704	-	5,885,704	-
Municipal securities	2,031,222	-	2,031,222	-
Total	$98,876,498	$-	$98,876,498	$-

		Quoted Prices in	Significant	Significant
		Active Markets	Other	Other
	Balance as of	for Identical	Observable	Unobservable
	December 31,	Assets	Inputs	Inputs
	2013	Level 1	Level 2	Level 3
Securities available for sale:
U.S. Government-sponsored enterprises (GSEs)	$15,200,258	$-	$15,200,258	$-
Mortgage-backed securities:
GSE Residential	63,505,597	-	63,505,597	-
Government National Mortgage Association guaranteed	9,552,491	-	9,552,491	-
Municipal securities	4,757,486	-	4,757,486	-
Total	$93,015,832	$-	$93,015,832	$-

The Company has no assets or liabilities whose fair values are measured on a recurring basis using Level 3 inputs.

SmartFinancial, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

Note 14.	Fair Value of Assets and Liabilities, Continued

Assets Measured at Fair Value on a Nonrecurring Basis:

Under certain circumstances management makes adjustments to fair value for assets and liabilities although they are not measured at fair value on an ongoing basis. The following tables present the financial instruments carried on the consolidated balance sheets by caption and by level in the fair value hierarchy, for which a nonrecurring change in fair value has been recorded:

		Quoted Prices in	Significant	Significant
		Active Markets	Other	Other
	Balance as of	for Identical	Observable	Unobservable
	December 31,	Assets	Inputs	Inputs
	2014	Level 1	Level 2	Level 3
Impaired loans	$1,631,000	$-	$-	$1,631,000
Foreclosed assets	4,982,913	-	-	4,982,913

		Quoted Prices in	Significant	Significant
		Active Markets	Other	Other
	Balance as of	for Identical	Observable	Unobservable
	December 31,	Assets	Inputs	Inputs
	2013	Level 1	Level 2	Level 3
Impaired loans	$4,575,000	$-	$-	$4,575,000
Foreclosed assets	5,220,606	-	-	5,220,606

Impaired Loans: Loans considered impaired under ASC 310-10-35, Receivables, are loans for which, based on current information and events, it is probable that the Company will be unable to collect all principal and interest payments due in accordance with the contractual terms of the loan agreement. Impaired loans can be measured based on the present value of expected payments using the loan’s original effective rate as the discount rate, the loan’s observable market price, or the fair value of the collateral less selling costs if the loan is collateral dependent.

The fair value of impaired loans were primarily measured based on the value of the collateral securing these loans. Impaired loans are classified within Level 3 of the fair value hierarchy. Collateral may be real estate and/or business assets including equipment, inventory, and/or accounts receivable. The Company determines the value of the collateral based on independent appraisals performed by qualified licensed appraisers. These appraisals may utilize a single valuation approach or a combination of approaches including comparable sales and the income approach. Appraised values are discounted for costs to sell and may be discounted further based on management’s historical knowledge, changes in market conditions from the date of the most recent appraisal, and/or management’s expertise and knowledge of the customer and the customer’s business. Such discounts by management are subjective and are typically significant unobservable inputs for determining fair value. Impaired loans are reviewed and evaluated on at least a quarterly basis for additional impairment and adjusted accordingly, based on the same factors discussed above.

SmartFinancial, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

Note 14.	Fair Value of Assets and Liabilities, Continued

Assets Measured at Fair Value on a Nonrecurring Basis (Continued):

Foreclosed assets: Foreclosed assets, consisting of properties obtained through foreclosure or in satisfaction of loans, are initially recorded at fair value less estimated costs to sell upon transfer of the loans to other real estate. Subsequently, other real estate is carried at the lower of carrying value or fair value less costs to sell. Fair values are generally based on third party appraisals of the property and are classified within Level 3 of the fair value hierarchy. The appraisals are sometimes further discounted based on management’s historical knowledge, and/or changes in market conditions from the date of the most recent appraisal, and/or management’s expertise and knowledge of the customer and the customer’s business. Such discounts are typically significant unobservable inputs for determining fair value. In cases where the carrying amount exceeds the fair value, less estimated costs to sell, a loss is recognized in noninterest expense.

Quantitative Disclosures for Level 3 Fair Value Measurements: The Company had no Level 3 assets measured at fair value on a recurring basis at December 31, 2014.

For Level 3 assets measured at fair value on a non-recurring basis as of December 31, 2014, the significant unobservable inputs used in the fair value measurements are presented below.

(Dollars in thousands)	Carrying Amount	Valuation Technique	Significant Unobservable Input	Weighted Average of Input
Nonrecurring:
Impaired loans	$1,631	Appraisal	Appraisal Discounts (1.9-14.9%)	11.1%
Other real estate owned	4,983	Appraisal	Appraisal Discounts (6.0-58.9%)	16.4%

The carrying values and estimated fair values of the Company’s financial instruments are as follows as of December 31:

(Dollars in thousands)	2014		2013
	Carrying	Estimated	Carrying	Estimated
	Amount	Fair Value	Amount	Fair Value
Financial Assets:
Cash and due from banks	$32,386	$32,386	$30,311	$30,311
Interest-bearing deposits	6,643	6,643	39,682	36,682
Federal funds sold	7,710	7,710	9,445	9,445
Securities available-for-sale	98,876	98,876	93,016	93,016
Restricted investments	2,090	2,090	2,025	2,025
Net loans	359,523	360,210	310,943	312,720
Accrued interest receivable	1,221	1,221	1,213	1,213

Financial Liabilities:
Noninterest-bearing demand deposits	53,640	55,640	67,874	67,874
Interest-bearing demand deposits	179,836	179,836	175,200	175,200
Savings deposits	42,369	42,369	39,317	39,317
Time deposits	178,963	179,876	164,173	164,612
Securities sold under agreements to repurchase	9,758	9,758	7,616	7,616
Federal funds purchased	12,000	12,000	-	-
Accrued interest payable	130	130	128	128

SmartFinancial, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

Note 15.	Small Business Lending Fund

During 2011, the Company issued to the Secretary of the Treasury 12,000 shares of preferred stock at $1,000 per share under the Small Business Lending Fund Program (the "SBLF Program"). Subject to regulatory approval, the Company may redeem the preferred stock for $1,000 per share, plus accrued and unpaid dividends, in whole or in part at any time. The SBLF Program is a voluntary program authorized under the Business Jobs Acts of 2010, whereby the United States Treasury can make capital investments in eligible institutions; the capital investments, in turn, are designed to increase the availability of credit for small businesses and promote economic growth by providing capital to qualified community banks at favorable rates. The Company paid cash dividends at a one percent rate or $120,000 for each of the years ended December 31, 2014 and 2013.

Note 16.	Concentration in Deposits

The Company had a concentration in its deposits of one customer totaling approximately $28,527,000 and $33,000,000 at December 31, 2014 and 2013, respectively.

Note 17.	Earnings Per Share

Basic earnings per share is computed by dividing net income by the weighted average number of common shares outstanding. Diluted earnings per share is computed by dividing net income by the weighted average number of common shares outstanding and dilutive common share equivalents using the treasury stock method. Dilutive common share equivalents include common shares issuable upon exercise of outstanding stock options. The effect from the stock options on incremental shares from the assumed conversions for net income per share-basic and net income per share-diluted are presented below.

(Dollars in thousands, except share amounts)	2014	2013

Basic earnings per share computation:
Net income available to common stockholders	$1,713	$2,553
Average common shares outstanding - basic	2,963,589	2,962,541
Basic earnings per share	$0.58	$0.86
Diluted earnings per share computation:
Net income available to common stockholders	$1,713	$2,553
Average common shares outstanding - basic	2,963,589	2,962,541
Incremental shares from assumed conversions:
Stock options	329,898	335,198
Average common shares outstanding - diluted	3,293,487	3,297,739
Diluted earnings per share	$0.52	$0.77

SmartFinancial, Inc. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2014 and 2013

Note 18.	Condensed Parent Information

Condensed Balance Sheets

	December 31,
(Dollars in thousands)	2014	2013

Assets
Cash	$476	$902
Investment in Bank subsidiary	55,412	51,923
Other	-	5
Total assets	55,888	52,830
Liabilities	-	-
Stockholders’ equity	55,888	52,830
Total liabilities and stockholders' equity	$55,888	$52,830

Condensed Statements of Income

	For the years ended
	December 31,
(Dollars in thousands)	2014	2013

Income
Dividends from banking subsidiary	$-	$-
Other income	-	-
Total income
Expenses	350	13

Income before income taxes and equity in undistributed earnings of banking subsidiary

Income tax benefit	5	27
Equity in undistributed earnings of banking subsidiary	2,178	2,659
Net income	$1,833	$2,673

Note 18. Condensed Parent Information, Continued

Condensed Statements of Cash Flows

	For the years ended
	December 31,
(Dollars in thousands)	2014	2013

Operating activities
Net income	$1,833	$2,673
Adjustments to reconcile net income to net cash
provided by operating activities
Equity in undistributed earnings of banking subsidiary	(2,178)	(2,659)
Decrease in other assets	5	228
Net cash (used in) provided by operating activities	(340)	242
Financing activity
Cash dividends paid	(120)	(120)
Proceeds from issuance of stock	34	-
Net cash used by financing activities	(86)	(120)

Net (decrease) increase in cash	(426)	122
Cash, beginning of year	902	780
Cash, end of year	$476	$902